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                                                                   EXHIBIT 10.46







                            Dated 22nd December 1997







                   JAMES ANDREW GIBSON & PAULINE MARINA GIBSON
                                       and
                             IRORI (EUROPE) LIMITED
                                      LEASE
                                       of



                                     UNIT 5
                            TARPORLEY BUSINESS CENTRE
                                    TARPORLEY
                                    CHESHIRE














                                 Bowcock Cuerden
                              South Cheshire House


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A LEASE dated                       22nd December                       1997



PARTIES:

1. The Landlord: JAMES ANDREW GIBSON and PAULINE MARINA GIBSON T/A J A and P M Gibson (Properties) of Four Lane Ends Tarporley Cheshire CW6 9HL

2. The Tenant: IRORI (EUROPE) LIMITED whose registered office is at Carmelite 50 Victoria Embankment Blackfriars London EC4Y 0DX

DEFINITIONS:

1.      Plan A: The attached plan marked "A"

2.      Plan B: The attached plan marked "B"

3.      The Building: The Building of which the Premises form part

4. The Premises: Unit 5 Tarporley Business Centre for identification only edged red on plan A including:

(i)     all glass in the windows

(ii)    those Conduits within the Premises and which exclusively serve them

(iii) the paint and other finishes applied to the interior of all the walls bounding the Premises

(iv)    any wall wholly inside the Premises

(v)     the doors and door frames and the Interior of the window frames

        Excluding:

(i)     the remainder of the walls bounding the Premises

(ii)    those Conduits which do not exclusively serve the Premises

5.      The Term: 5 years 22nd December 1997

6.      The Rent:

6.1     1 peppercorn from 22nd December 1997 until 18th January 1998

6.2     Pound Sterling15,000 per year from 19th January until 21st October 2002



                                       1.
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6.3     1 peppercorn from 22nd October 2002 until 21st December 2002

7. Rent Days: 25th March, 24th June, 29th September and 25th December in each year of the Term

8. The Further Rent: The amount which the Landlord pays as premium (including any additional premium payable because of the Tenant's act) for insuring the Building of which the Premises form part and Landlord's fixtures including the plate glass windows for their reinstatement value against the Perils

9. The Perils: Loss or damage by fire explosion lightning aircraft (other than hostile aircraft) and things dropped from aircraft flood storm or tempest bursting or overflowing of water tanks apparatus pipes boilers or healing equipment riot civil commotion or malicious damage subsidence and heave road vehicles and such other risks as the Landlord shall from time to time reasonably determine including but not limited to demolition and site clearance costs professional fees relating to the Premises' reinstatement and three years' loss of Rent

10. The Rate: 3% above the base lending rate from time to time of the Royal Bank of Scotland PLC or any other Bank substituted by a written notice by the Landlord to the Tenant

11. Landlord's Expenditure: all Landlord's costs expenses and payments properly and reasonably incurred for:

11.1    a Tenant's application for a consent or approval

11.2 seeking or collecting any rent or further rent or other payment properly due from the Tenant under this Lease not paid within fourteen days of its due date



                                       2.
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11.3    dealing at the Landlord's discretion with any Tenant's breach of any of the Tenant's obligations as outlined in Operative 2 and 11 of this Lease

11.4 a Law of Property Act 1925 Section 146 Notice even if forfeiture is avoided other than by relief granted by the Court

11.5    a schedule of dilapidations

11.6    abating by authority order a nuisance which the Tenant caused

11.7    an insurance valuation of the Premises not more often than annually

11.8    unless the Landlord can recover it VAT on:

11.8.1  any payment by the Landlord which the Tenant has to reimburse and

11.8.2 (subject to production of a VAT invoice) any other Tenant's payments under this Lease

12.     Landlord's Consent: the Landlord's previous written consent or Licence

13. The Estate: the Land for identification only edged red on plan B with the buildings now or in future on it

14. The Let Property: the parts of the Estate let or intended to be let by the Landlord

15. Conduits: pipes cables wires and other channels for the passage of gas water soil electricity and other services and all ancillary apparatus

16. The Reserved Property: parts of the Estate not included in the Let Property including:

16.1    the parts of the Estate not occupied now or in future by buildings

16.2 the parking spaces internal Estate Roads paths forecourts landscaped refuse and other common areas

16.3 the entrances halls staircases passages landings lavatories kitchens and other internal parts used in common by more than one tenant within the buildings on the Estate



                                       3.
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16.4    the internal parts of the buildings on the Estate allocated from time to time by the Landlord for exclusive use of the Landlord or the Landlord's staff

16.5 the main structural and load-bearing parts of all buildings on the Estate including the roof and foundations external parts of those buildings (other than the glass in the external windows of the Let Property and the interior faces of any external walls bounding the Let Property) and all joists between the floors and ceilings

16.6    those Conduits which do not exclusively serve the Let Property

16.7    the Estate's boundary structures

17. The Landlord's Financial Year: The 12 months starting on lst February each year or such other annual period substituted by a written notice by the Landlord to the Tenant

18. The Service Charge: The aggregate amount of the expenditure specified in operative provision 11 part B

19. The Tenant's proportion: The proportion of the Service Charge attributable to the premises calculated under operative provision 11 part A

20. The Rights: Subject to the Tenant's payment of the rents reserved by and observance and performance of the Tenant's obligations in this Lease the rights:

20.1 to park not more than one vehicle on each of 6 car parking spaces ("the spaces') within the Reserved Property which the Landlord may from time to time allocate

20.2 to use for access to and from the Premises and the spaces with or without vehicles the Estate Roads

20.3 to use for access to and from the Premises on foot only the Estate footpaths

20.4 of passage and running of services through those of the Conduits not included in this Lease



                                       4.
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20.5    to put refuse in a receptacle provided by the Landlord on such part of the Reserved Property designated by the Landlord from time to time

20.6 to display a sign of a design approved by the Landlord (such approval not to be unreasonably withheld or delayed) in a place designated by the Landlord from time to time

21. The Reservations: The rights for the Landlord and the other tenants or occupiers of any of the other Let Property

21.1 of passage and running of gas water soil electricity and other services through those of the Conduits which serve the Let Property and the Reserved Property and any other part of the Estate

21.2 to enter at reasonable times for all reasonable purposes on not less than 24 hours notice (except in case of emergency) with or without equipment on the Premises to perform the Landlord's obligations and exercise the Landlord's rights

21.3 to carry out building or other work on the remainder of the Estate as the Landlord thinks fit notwithstanding any interference with or damage to the Premises or that access or enjoyment of light or air to the Premises is diminished provided always that any damage caused to the Premises is remedied by the Landlord at its own cost and forthwith

21.4 to enjoy all other rights and similar matters now or in future enjoyed by any other part of the Estate

22. VAT: Value Added Tax or any similar tax which is substituted for or added to it

23.     The Estate Roads: The roads and other access ways within the Estate

INTERPRETATION AND EFFECT:

1.      References to:



                                       5.
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1.1     the Premises include to any part to any estate or interest and to any fixtures and fittings or additions

1.2 the parties include their respective successors and those whom they authorise

1.3     acting doing or causing include permitting or omitting

1.4     the end of the Term include its premature end

1.5 an authority include any appropriate competent authority including a legislating body

2. Nothing in this Lease constitutes a Landlord's election to waive exemption for VAT purpose or an agreement to do so or not to do so

3. Whenever a party is more than one person obligations are joint and individual

4.      Rights are to be exercised and obligations complied with:

4.1 so as to cause as little damage and inconvenience as possible and with any damage caused being made good promptly

4.2     at reasonable times and on reasonable notice except in an emergency

5. Proportions and values from time to time appropriate (other than under Operative Provision 7) will be as conclusively certified by the Landlord's then Surveyor save in the case of manifest error

6. Amounts referred to (except in Operative Provision 2.8) are annual and amounts for other periods will be proportions

7. All Tenant's payments are to be made without deduction or set-off irrespective of any other rights which the Tenant may have against the Landlord

OPERATIVE:

1.      The Landlord leases the Premises to the Tenant

1.1     for the Term



                                       6.
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1.2     with the Rights

1.3     except and reserving the Reservations

1.4     subject to the Tenant paying

1.4.1   the Rent by equal instalments in advance on the Rent Days

1.4.2   by way of additional rent

1.4.2. 1. the Further Rent on the Rent Day following the Landlord's payment of the premium

1.4.2. 2. the Tenant's proportion of the Service Charge in accordance with operative provision 11

2.      The Tenant undertakes the following obligations

2.1     Pay:

2.1.1 As provided in 1.4 the Rent by Standing Order the Further Rent and the Tenant's proportion of the Service Charge including throughout any extension of the Term

2.1.2 as additional Rent interest at the Rate before and after judgement and compounded quarterly on any amount due (including further to Definition
        11) from the Tenant to the Landlord from when payment becomes due until payment is made (both dates inclusive)

2.1.3   on demand and indemnify the Landlord against:

(a) the Premises' taxes and other outgoings including for any period of the Term during which the Premises remain unoccupied or unused

(b)     Landlord's Expenditure

2.2 Keep the Premises in good repair to the reasonable satisfaction of the Landlord's then Surveyor (except for damage by any Peril (provided that payment of the Policy money is not withheld or refused by reason of the Tenants Acts)) and in a clean and tidy state and



                                       7.
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        leave them at the end of the Term in that condition empty except for
        Landlord's fixtures and with additions removed if the Landlord so requires

2.3 Competently paper or paint in a colour which the Landlord approves with two coats of good quality paint the previously papered or painted parts of the interior of the Premises in every fifth year and in the year before the end of the term and carry out appropriate treatment after the painting or papering

2.4 Within 2 months of receipt or sooner if necessary carry out work for which the Tenant is liable specified in a Landlord's notice and if the Tenant defaults in performance of the Tenant's obligations under operative provisions 2.2 and 2.3 allow the Landlord to enter the Premises in accordance with Interpretation and Effect paragraph 4 and repair or decorate at the Tenant's cost payable within 14 days of demand

2.5 Immediately on receiving a proposal order or notice affecting the Premises send a copy of it to the Landlord and on the Landlord's reasonable request and at the joint and equal cost of the Landlord and the Tenant join in contesting anything in it

2.6 Comply with and indemnify the Landlord against and allow the Landlord to comply (even if enjoyment of the property is restricted) with the requirements of any local public or other competent Authority and of the Premises' insurers

2.7     Not:

2.7.1   Without Landlord's consent

(a) alter or add to the Premises or any Conduit but in the case of alterations or additions which do not affect the structure or external appearance of the Premises the Landlord will not unreasonably withhold or delay that consent



                                       8.
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(b)     use the Premises other than for any use within Class B.1 in the Schedule to the Town and Country Planning (Use Classes) Order 1987

(c) (which consent the Landlord will not unreasonably withhold or delay exhibit any sign or advertisement on or in the Premises

2.7.2   do anything:

(a) which may adversely affect the Premises or nearby properties or their occupants

(b) by which the insurance of the Premises becomes void voidable or more expensive

2.7.3 carry out any material development as defined by or contravene the Town and Country Planning Acts as at any time in force

2.7.4 allow any right to be acquired against the Premises but notify the Landlord of any attempt in this respect and at the joint and equal cost of the Landlord and the Tenant take whatever steps the Landlord reasonably and properly requires to defeat the attempt

2.7.5 Underlet or part with possession of the Premises except by way of an underletting of the whole in compliance with the following conditions:

2.7.5 1. The Tenant must obtain the Landlord's prior written consent which the Landlord will not unreasonably withhold or delay

2.7.5 2. If the Landlord so requires any underlessee must enter into direct covenants with the Landlord to observe the provisions of this Lease providing in the case of a private limited company underlessee suitable guarantors

2.7.5 3. The proposed underlease must not be granted at a premium nor at a rent less than the greater of the best rent reasonably obtainable in the open market and the rent payable under this Lease



                                       9.
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2.7.5   4. The underlease must contain an agreement authorised by a court to exclude the provisions of Landlord and Tenant Act 1954 Sections 24-28 inclusive

2.7.6   Assign the Premises except in compliance with the following conditions

2.7.6 1. The Tenant must obtain the Landlord's prior written consent which the Landlord will not unreasonably withhold or delay

2.7.6 2. Such persons as the Landlord may reasonably require must act as guarantor for the intended assignee in such form as the Landlord may reasonably require

2.7.6 3. The Tenant must enter into an authorised guarantee agreement in such form as the Landlord may reasonably require guaranteeing the intended assignee's performance of the Tenant's obligations in this Lease including (inter alia) the provisions permitted by Landlord and Tenant (Covenants) Act 1995

2.7.6 4. The intended Assignee must demonstrate by reference to properly audited and certified accounts for each of the three complete financial years immediately preceding the date of the Tenant's application for consent to assign that it has achieved annual net profits after tax which are no less than the aggregate of the then annual rent payable under this Lease multiplied by 3 provided that if the intended assignee provides a rent deposit of an amount equal to 12 months' rent at the rate then payable under this Lease and enters into a Rent Deposit Deed with the Landlord in the same terms (so far as possible) as the Rent Deposit Deed entered into by the Landlord and the Tenant of even date (notwithstanding Definition 7 and Operative 3.1.2 of that Deed) the Landlord will not be entitled also to insist that the intended assignee demonstrates by reference to properly audited or certified accounts for each of the three complete financial years immediately preceding the date of the Tenant's application for consent to assign that it



                                      10.
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        has achieved annual net profits after tax which are no less than the aggregate of the then annual rent payable under this Lease multiplied by
        3

2.8 Within one month of any transfer charge underlease or other devolution of the Premises register it with the Landlord's then solicitors and pay them a fee of Pound Sterling30

2.9     Keep the windows clean and tidy

2.10    Allow the Landlord without interruption

2.10.1  during the Term's last six months to:

(a)     take details of items to be left at the end of the Term

(b)     display on the Premises a notice about their reletting

(c) show the Premises to prospective new Tenants upon not less than 24 hours notice previously supplied to the Tenant

2.10.2  at any time to:

(a)     display on the Premises a notice about their sale

(b) permit prospective buyers tenants or mortgagees to inspect the Premises upon not less than 24 hours notice previously supplied to the Tenant

(c)     inspect the Premises's condition

(d) enter the Premises and remedy any Tenants breach of obligation and perform or observe the Landlord's obligations and exercise the Landlord's rights

2.11    Not:

2.11.1 Obstruct the parts of the Estate over which the Tenant gains access to the Premises other tenants gain access to the Let Property and the Landlord obtains access to the Reserved Property

2.11.2  Place or store any items on the Reserved Property



                                      11.
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2.12    Comply with the appropriate Fire Authority's requirements and keep the
        Premises properly equipped with fire-fighting and extinguishing equipment

2.13    Comply with the Landlord's regulations for the management of the Estate

2.14    The Tenant will indemnify the Landlord against:

2.14.1 Any costs claims liability or loss which the Landlord incurs or suffers as a result of the Tenants failure to notify the Landlord of a change in the VAT status of the Tenant or the VAT group of which the Tenant is a member or the use to which the Tenant puts the Premises and

2.14.2 Any irrecoverable VAT costs incurred by the Landlord as a result of the use to which the Tenant puts the Premises

3.      The Landlord covenants:

3.1     with the tenant for quiet enjoyment

3.2 to keep the Tenant fully and effectively indemnified at all times against all costs claims liabilities actions and expenses arising from any past present or future breach or breaches by the Landlord of any of the owner's obligations contained in an Agreement dated 20 June 1986 made between Satnam Investments Limited (1) and Vale Royal District Council (2) and in an Agreement dated 28 October 1987 and made between Northscene Limited (1) and Vale Royal District Council (2)

4.      The Landlord will:

4.1 (Unless the insurance is vitiated by the Tenants acts) insure the Building of which the Premises form part for their full reinstatement value in respect of the Perils

4.2 Subject to the Tenant paying the Tenant's proportion of the Service Charge repair and maintain the parts of the Building not included within the Premises and the Reserved



                                      12.
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        Property provided always that the Landlord may not at any time during the Term or thereafter hold the Tenant liable for any costs arising from any damaged or decaying timber on the exterior of the Premises unless the Tenant's acts cause the damage or decay

4.3     If the Premises are destroyed or damaged by a Peril and provided that:

4.3.1 Payment of the Policy money is not withheld or refused by reason of the Tenant's acts and

4.3.2   The Landlord can obtain necessary planning and other consents

        Use the proceeds of the policy (except money paid for professional fees and loss of rent) in reinstatement of the Premises

5. If the Premises become unfit for use through any Peril the Rent or a fair proportion will be suspended for three years or (if earlier) until when they are again fit for use and occupation unless the fault is the Tenant's or an underlessee's

6. The Landlord may (in addition to and without affecting any other right) repossess the Premises and this Lease will immediately come to an end although the Landlord's other rights will remain if:

6.1 any money due to the Landlord remains unpaid for twenty-one days whether formally demanded or not or

6.2     there is any other Tenant's breach of obligation or

6.3 an individual Tenant becomes bankrupt or has an interim Receiver of his property appointed or

6.4 a company Tenant goes into liquidation (other than for amalgamation or reconstruction of a solvent company) or has a receiver or administrator appointed or

6.5     the Tenant enters into an arrangement for the benefit of creditors or



                                      13.
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6.6     distress or execution is levied on the Tenant's goods

7.1 Any dispute (other than about a result of Interpretation Provision 5) will be conclusively resolved by an appropriate independent expert who shall be appointed on the application of either the Landlord or the Tenant and who must allow both parties to make representations to him and whose fees and expenses are to be borne as he may direct

7.2 The expert under 7.1 will be appointed (if the parties cannot agree on his identity) at the instance of either of them by the then President of the Royal Institute of Chartered Surveyors whose fee will be paid by the Landlord and the Tenant in equal proportions

8. Subject to Landlord & Tenant Act 1954 Section 38(2) neither the Tenant nor an underlessee will be entitled to compensation under Section 37 of that Act on leaving the Premises

9. The parts of this Lease headed "Definitions" and "Interpretation and Effect' are integral parts of it

10.     The parties agree that:

10.1    Nothing in this Lease:

10.1.1 Implies that the premises are fit for the use authorised by operative provision 2.7.1(b)

10.1.2 Makes the Landlord liable to the Tenant in connection with the Landlord's obligations if performance or observance of those obligations becomes impossible (by reason of any act or occurrence beyond the control of the Landlord) or illegal

10.1.3 Will operate to grant to the Tenant any right other than those expressly granted by this Lease

10.2 Demand and/or acceptance of rent by the Landlord is not and does not imply waiver of any breach of the Tenant's obligations



                                      14.
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10.3    The Landlord will not be liable to the Tenant:

10.3.1 For any interruption in the services within the Service Charge or any consequential loss or damage or for any other reason beyond the Landlord's control provided always that in the event of any such interruption or any consequential loss or damage or any other reason the Landlord shall use its reasonable endeavours to ensure that the situation is remedied

10.3.2 In any event in connection with non-performance or non-observance of the Landlord's obligations unless the Tenant gives written notice to the Landlord of the facts giving rise to the non-performance or non-observance and the Landlord fails to remedy the non-performance or non-observance within 2 months in which case the Landlord will only be liable to compensate the Tenant for loss or damage after that time has elapsed

11.     Part A.

1. The Landlord's Surveyor will decide and notify the Tenant in writing of the Service Charge and the Tenant's proportion

2. The Landlord will as soon as possible after today and then after 31st January each year (or such other date ("the new date') on which the Landlord's financial year ends) provide the Tenant with a written estimate of the Service Charge for the following Service Charge year and the Tenant's proportion

3. The Tenant will pay that proportion by equal instalments in advance on the Rent Days (or proportionately for a period less than a quarter) the first payment to be made for the period between today and the next quarter day within 14 days of notification of its amount to the Tenant



                                      15.
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3.1     If the Landlord does not notify the estimate of the Service Charge and
        Tenant's proportion for any Service Charge year before the quarter day preceding the start of that year the Tenant will continue to pay the Tenant's proportion at the rate last payable until the Landlord gives the notification

3.2 The Tenant will within 14 days of receipt of that notification pay the difference between the new amount of the Tenant's proportion and the amount paid for the preceding quarter or quarters up to the next quarter day

4. Unless prevented by causes beyond the Landlord's control the Landlord will as soon as possible after 31 January or the new date in each year provide the Tenant with an accountant's certificate ("the Certificate') of the Service Charge for the previous Service Charge year and the Tenant's proportion

5. The Tenant will within 14 days of receipt pay any balance shown by the Certificate to be due from the Tenant in respect of any previous Service Charge year

6. If the amounts paid by the Tenant exceed the Tenants proportion of the certified Service Charge the Landlord will credit the excess against the Tenant's next instalments

7. The Landlord's Surveyor's determination (acting reasonably and properly) of the estimated Service Charge will be final and bind the parties

8. The Landlord's Surveyor may reasonably adjust the Service Charge and Tenant's proportion if the Estate is altered added to or re-developed

9. The Landlord's omission to include any amount in the Service Charge for any Service Charge year will not preclude its inclusion in any subsequent year

10. The Tenant may not object to any item of the Service Charge by reason that the materials work or service in question could have been obtained at lower cost though in the interests



                                      16.
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        of good estate management the Landlord and/or the Landlord's surveyor will use reasonable endeavours to ensure that the cost of providing the services shall be competitive

        Part B.

        The Service Charge comprises all costs incurred or paid:

11. By the Landlord for insuring all parts of the Estate other than the Let Property

12. For cleaning draining emptying lighting repairing renewing maintaining and rebuilding the Reserved Property (which for the benefit of doubt excludes any part of the Premises)

13. For maintaining hot and cold water and drainage systems in the Premises the boilers and apparatus which supply them generators which the Landlord may wish to install and once during the Term but no more for painting and cleaning the exterior of the Building including any and all external timber subject always to the provisions of Operative 4.2

14.     For employing caretaking managing or other staff for the Estate

15.     For refuse disposal

16.     For providing and maintaining a Fire Alarm System

17. For complying with all Statutory provisions applicable to the Estate which are not the responsibility of tenants of the Let Property

18.     For paying the Reserved Property's outgoings

19. For complying with the requirements of any public local or other competent authority in connection with the Reserved Property

20.     For collecting any arrears of rent payable by the Tenant

21. To any Solicitor Accountant Surveyor Valuer Agent Architect or other professional adviser or other professional adviser properly and reasonably employed by the Landlord


                                      17.

        in the management or maintenance of the Estate including the cost of preparing statements of the Service Charge

22. For doing any work or providing any services which the Landlord reasonably considers necessary or desirable or for the benefit of the Tenant or for maintaining or improving the Reserved Property or the Estate in the interest of the tenants including such amount as the Landlord thinks fit as a reasonable provision for anticipated future expenditure and (if the Landlord does not employ advisers in accordance with operative 11.B.21) a management fee payable to the Landlord of 5% of the aggregate of such costs including labour

12. The parties certify that there is no Agreement for Lease to which this Lease gives effect

DELIVERED having been signed as      ) JAG  /s/ illegible
Deed by the LANDLORD in the          )     -----------------------------------
presence of:                         )
                                     )
Witness Signature:  /s/ illegible    ) PMG  /s/ illegible
                  ------------------ )     -----------------------------------
                                     )
Address:  South Cheshire House       )
          Manor Rd.                  )
          Nantwich                   )
Occupation:  Solicitor               )



                                      18.